                 COLDWELL BANKER CORPORATION AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEETS
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                       MARCH 31,    DECEMBER 31,
                                                         1996           1995
                                                     -----------  --------------
                                                     (UNAUDITED)     (AUDITED)
ASSETS
CURRENT ASSETS
  Cash and cash equivalents  .......................   $ 23,149       $ 21,449
  Accounts and commissions receivable (net of
  allowance of $1,180 in 1996 and $1,093 in 1995)  .      9,605         10,215
  Subordinated receivable from sale of relocation
   receivables  ....................................     83,670         47,311
  Notes receivable, current portion (net of
  allowance of $1,285 in 1996 and $1,442 in 1995)  .      1,440          2,284
  Deferred income taxes  ...........................      4,541          4,818
  Prepaid expenses and other current assets  .......      4,742          4,686
                                                     -----------  --------------
    Total current assets  ..........................    127,147         90,765
NOTES RECEIVABLE, LONG-TERM PORTION (NET OF
  ALLOWANCE OF $507 IN 1996 AND 1995) ..............      5,332          4,811
DEFERRED INCOME TAXES ..............................      9,503          9,551
PROPERTY & EQUIPMENT, NET ..........................     63,210         63,230
GOODWILL AND OTHER INTANGIBLES, NET ................     35,275         37,091
OTHER ASSETS .......................................      5,688          4,481
                                                     -----------  --------------
    Total assets  ..................................   $246,155       $209,929
                                                     ===========  ==============






             The accompanying notes are an integral part of these
                      consolidated financial statements.

                 COLDWELL BANKER CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                  MARCH 31,    DECEMBER 31,
                                                    1996           1995
                                                ------------  --------------
                                                (UNAUDITED)     (AUDITED)
LIABILITIES AND STOCKHOLDERS' DEFICIENCY
CURRENT LIABILITIES
  Accounts payable and accrued expenses  ......   $  98,222     $ 102,381
  Accrued salaries and benefits  ..............      14,730        18,000
  Income taxes payable  .......................       8,175         9,002
  Other notes payable, current portion  .......      33,370        37,425
  Deferred revenue  ...........................       3,229         2,236
                                                -----------  --------------
    Total current liabilities  ................     157,726       169,044
LONG-TERM DEBT ................................     132,000        83,500
OTHER NOTES PAYABLE, LONG TERM PORTION  .......       1,316         1,405
POSTRETIREMENT BENEFITS .......................       1,765         1,721
OTHER LIABILITIES .............................         866           932
                                                -----------  --------------
    Total liabilities  ........................     293,673       256,602
                                                -----------  --------------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' DEFICIENCY
  Common stock, $.01 par value, 10,000,000
  shares  authorized; 5,749,155 shares issued
  and  outstanding  ...........................          58            58
  CAPITAL IN EXCESS OF PAR VALUE  .............      59,124        59,124
  ACCUMULATED DEFICIT  ........................    (106,700)     (105,855)
                                                -----------  --------------
    TOTAL STOCKHOLDERS' DEFICIENCY  ...........     (47,518)      (46,673)
                                                -----------  --------------
  TOTAL LIABILITIES AND STOCKHOLDERS'
  DEFICIENCY  .................................   $ 246,155     $ 209,929
                                                ===========  ==============






             The accompanying notes are an integral part of these
                      consolidated financial statements.

                 COLDWELL BANKER CORPORATION AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF OPERATIONS
                                (IN THOUSANDS)

                                                  THREE MONTHS    THREE MONTHS
                                                      ENDED           ENDED
                                                 MARCH 31, 1996  MARCH 31, 1995
                                                 --------------  --------------
                                                   (UNAUDITED)     (UNAUDITED)
REVENUES:
 Real estate commissions .......................     $113,399        $ 94,340
 Franchise and service fees ....................       13,010          11,353
 Fees for relocation services, net .............       15,936          12,036
 Interest ......................................        1,405           1,945
 Other .........................................        8,865           7,177
                                                 --------------  --------------
  Total revenues ...............................      152,615         126,851
                                                 --------------  --------------
EXPENSES:
 Commissions, fees and other direct expenses  ..       69,444          57,078
 Other operating expenses ......................       79,480          75,519
 Interest ......................................        1,831             900
 Amortization of goodwill and other intangibles         1,823           2,657
 Other .........................................        1,438           1,604
                                                 --------------  --------------
  Total expenses ...............................      154,016         137,758
                                                 --------------  --------------
LOSS BEFORE BENEFIT FOR INCOME TAXES
  AND EXTRAORDINARY ITEM .......................       (1,401)        (10,907)
BENEFIT FOR INCOME TAXES .......................         (556)         (4,640)
                                                 --------------  --------------
LOSS BEFORE EXTRAORDINARY ITEM .................         (845)         (6,267)
EXTRAORDINARY ITEM, LOSS ON EARLY
  EXTINGUISHMENT OF DEBT, NET OF TAX BENEFIT
  OF $1,593 ....................................                        2,027
                                                 --------------  --------------
NET LOSS .......................................     $   (845)       $ (8,294)
                                                 ==============  ==============






             The accompanying notes are an integral part of these
                      consolidated financial statements.

                 COLDWELL BANKER CORPORATION AND SUBSIDIARIES
             CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIENCY
                      (IN THOUSANDS, EXCEPT SHARE DATA)


                                    COMMON STOCK        CAPITAL IN
                               ---------------------     EXCESS OF    ACCUMULATED
                                  SHARES      AMOUNT    PAR VALUE       DEFICIT        TOTAL
                               -----------  --------   ------------- -------------  -----------
BALANCE
 December 31, 1995 (Audited)     5,749,155     $58       $59,124       $(105,855)    $(46,673)
Net loss for the three months
 ended March 31, 1996 ........                                              (845)        (845)
                               -----------  --------  ------------  -------------  -----------
BALANCE
 March 31, 1996 (Unaudited)  .   5,749,155     $58       $59,124       $(106,700)    $(47,518)
                               ===========  ========  ============  =============  ===========








             The accompanying notes are an integral part of these
                      consolidated financial statements.

                 COLDWELL BANKER CORPORATION AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (IN THOUSANDS)

                                                               THREE MONTHS    THREE MONTHS
                                                                   ENDED           ENDED
                                                              MARCH 31, 1996  MARCH 31, 1995
                                                              --------------  --------------
                                                                (UNAUDITED)     (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net cash provided by (used in) operating activities  .......     ($37,944)       $ 10,400
                                                              --------------  --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
Expenditures for property and equipment .....................      (3,545)          (2,223)
Expenditures for capitalized direct franchising costs  ......      (1,171)            (650)
Payments for acquisitions ...................................         (37)          (8,690)
Other .......................................................         152              531
                                                              --------------  --------------
  Net cash used in investing activities .....................      (4,601)         (11,032)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net decrease in other notes payable .........................      (4,255)          (1,381)
Repayments under senior subordinated notes ..................                      (29,350)
Extraordinary item, loss on early extinguishment of debt,
 net ........................................................                       (2,027)
Borrowings under senior revolver, net .......................      48,500           34,000
                                                              --------------  --------------
  Net cash provided by financing activities .................      44,245            1,242
                                                              --------------  --------------
NET INCREASE IN CASH AND CASH EQUIVALENTS ...................       1,700              610
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD ..............      21,449           28,740
                                                              --------------  --------------
CASH AND CASH EQUIVALENTS, END OF PERIOD ....................     $23,149         $ 29,350
                                                              ==============  ==============






             The accompanying notes are an integral part of these
                      consolidated financial statements.








                   COLDWELL BANKER CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               For the Three Months ended March 31, 1996 and 1995


1. Basis of Presentation

        The consolidated balance sheet of Coldwell Banker Corporation (the "Company") as of March 31, 1996, the consolidated statements of income and cash flows for the three months ended March 31, 1996 and 1995 and the consolidated statement of stockholders' deficiency for the three months ended March 31, 1996 are unaudited. In the opinion of management, all adjustments necessary for a fair presentation of such financial statements have been included. Such adjustments consisted only of normal recurring items. The consolidated financial statements and notes are presented as would have been required by Form 10-Q and do not contain certain information included in the Company's annual consolidated financial statements. The December 31, 1995 consolidated balance sheet and statement of stockholders' deficiency was derived from the Company's audited financial statements and should be read in conjunction with the Company's consolidated financial statements and notes thereto.

        The Company experiences seasonal revenue patterns similar to those of the real estate industry wherein the summer months produce higher revenue than other periods of the year. Accordingly, the first and fourth quarters are traditionally weaker than the second and third quarters and interim results are not necessarily indicative of results for a full year.

        Through its subsidiaries, all of which are wholly-owned, the Company operates a network of company-owned brokerage offices, which conduct real estate brokerage, leasing and management activities in the residential real estate market in the United States. As the franchiser of the Coldwell Banker name and systems, the Company through a subsidiary, Coldwell Banker Residential Affiliates, Inc., also provides services, products and certain rights to the Coldwell Banker name to independently owned franchisees throughout the United States, Canada and Puerto Rico. Another subsidiary, Coldwell Banker Relocation Services, Inc., provides various relocation services to client corporations that transfer their employees to other geographic locations. Other subsidiaries provide various other real estate related services.

2. Income Taxes

        The effective income tax rate is based on estimated annual taxable income and other factors.

3. Pending Acquisitions by HFS

        On May 1, 1996, the Company entered into an agreement to be acquired by merger ("the Merger") by HFS Incorporated ("HFS") who engages in the business of franchising guest lodging facilities and real estate brokerage offices. HFS agreed to pay $640 million in cash for all of the outstanding capital stock of the Company and to repay approximately $100 million of indebtedness of the Company. While completion of this transaction is not assured, the Company expects that the transaction will be completed on or about May 31, 1996. The Merger, if consummated, will be accounted for under the purchase method of accounting.